Exhibit 99.1

OWENS & MINOR, INC. SIGNS DEFINITIVE AGREEMENT TO ACQUIRE APRIA, INC.

Highly Complementary Transaction Expands Patient Direct Offering

Year-One Accretion Across Key Financial Metrics and Free Cash Flow Enhancement

Creates a Leading Platform for Future Growth

RICHMOND, Va. and INDIANAPOLIS —(BUSINESS WIRE) — Jan. 10, 2022— Owens & Minor, Inc. (“Owens & Minor”) (NYSE: OMI) and Apria, Inc. (“Apria”) (Nasdaq: APR) today announced that the companies have entered into a definitive agreement pursuant to which Owens & Minor will acquire Apria for $37.50 in cash per share of common stock , representing an equity value of approximately $1.45 billion.

“I’m very excited about the acquisition of Apria, which will strengthen our total company value proposition. The combination of two complementary businesses in Byram Healthcare and Apria will enable us to better serve the entire patient journey—through the hospital and into the home—ultimately furthering our mission of Empowering Our Customers to Advance Healthcare,” said Edward A. Pesicka, President & Chief Executive Officer of Owens & Minor. “In addition, this transaction diversifies our total company revenue stream by expanding our presence in the higher-growth home healthcare market.”

Pesicka added, “We are impressed by what Apria has built for its customers, and I look forward to welcoming Dan Starck and the Apria team to Owens & Minor upon close.”

“I am energized and enthusiastic to join Owens & Minor,” said Dan Starck, Chief Executive Officer of Apria. “Both companies share cultures fueled by a commitment to customers, patients, teammates and the communities we serve. We look forward to joining together and delivering the highest quality healthcare solutions to our customers.”

Strategic Rationale

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Strengthens total company value proposition, enables us to better serve the entire patient journey and positions Owens & Minor as a leader in the home healthcare market. The transaction builds upon Owens & Minor’s strong capabilities in product manufacturing and healthcare services.

•	Accelerates growth and diversifies revenue base by expanding our presence in the higher-growth home healthcare market.

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Accretive to revenue, adjusted EBITDA, adjusted earnings per share, and enhances our free cash flow generation, enabling Owens & Minor to rapidly deleverage while continuing to invest across the business.

•	Expands our Patient Direct platform with access to over 90 percent of insured healthcare customers in the U.S.

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Broadens our Patient Direct product portfolio by combining our strength in diabetes, ostomy, incontinence, and wound care, with Apria’s product portfolio strength in home respiratory, obstructive sleep apnea, and negative pressure wound therapy. These product portfolios are complementary and do not overlap as many of these products are needed to treat the same and multiple chronic and acute conditions.

•	Increases the attractiveness to Payors, Providers, and Patients due to the broader product portfolio, combined with our scale, geographic footprint, and delivery model.

•	Creates a platform for future growth within this highly fragmented and growing space, with an approximate $50 billion total addressable market.

•	Enables the acceleration of support for our hospital customers seeking to expand into home healthcare delivery.

Transaction Details

Under the terms of the agreement, which was unanimously approved by the Board of Directors of each company, Owens & Minor will acquire Apria for $37.50 in cash per share of common stock, representing an equity value of approximately $1.45 billion, as well as the assumption of debt and cash for a total transaction value of approximately $1.6 billion.

This price per share represents a 26% and 24% premium over Apria’s closing share price on January 7, 2022 and 30-day volume weighted average price, respectively.

The transaction is subject to customary closing conditions, including the Hart Scott Rodino Act and other regulatory approvals and the approval of Apria’s stockholders, and is expected to close during the first half of 2022.

Advisors

Evercore acted as the lead financial advisor and J.P. Morgan Securities LLC acted as financial advisor to Owens & Minor in connection with this acquisition. Owens & Minor’s legal advisor is Kirkland & Ellis LLP.

Goldman Sachs & Co. LLC acted as the lead financial advisor and Citigroup Global Markets Inc. acted as financial advisor to Apria in connection with the acquisition. Apria’s legal advisor is Simpson Thacher & Bartlett LLP.

Conference Call Information

Owens & Minor will host a conference call at 8:00 a.m. EST today to discuss the transaction. Participants may access the call at 877-407-6176. The international dial-in number is 1-201-689-8451. A replay of the call will be available for one week by dialing 877-660-6853 or 1- 201-612-7415. The access code for the conference call, international dial-in and replay is 13726071. A webcast of the event will be available on www.owens-minor.com under the Investor Relations section.

Safe Harbor

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC’s Fair Disclosure Regulation. This release contains certain ‘‘forward-looking’’ statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include, but are not limited to, the statements in this release regarding the proposed transaction and opportunities related thereto, Owens & Minor’s and Apria’s respective expectations with respect to their financial performance and their expectations regarding the performance of their respective businesses. Forward-looking statements involve known and unknown risks and uncertainties that may cause Owens & Minor’s or Apria’s actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements, including the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement relating to the proposed transaction; the inability to complete the proposed transaction due to the failure to obtain approval of Apria’s stockholders for the proposed transaction or the failure to satisfy other conditions to completion of the proposed transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction; risks related to disruption of management’s attention from Owens & Minor’s or Apria’s ongoing business operations due to the proposed transaction; the effect of the announcement of the proposed transaction on Owens & Minor’s or Apria’s relationships with its customers, suppliers and other third parties, as well as it operating results and business generally; the risk that the proposed transaction will not be consummated in a timely manner; exceeding the expected costs of the transaction; and the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected and the risk that the combined company may be unable to achieve synergies or it may take longer than expected to achieve those synergies. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission (the “SEC”) including the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause Owens & Minor’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Investors should refer to Apria’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC including the sections captioned “Forward-Looking Information; Risk Factor Summary” and “Item 1A. Risk Factors,” and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause Apria’s actual results to differ materially from its current estimates. These filings are available at www.apria.com. Given these risks and uncertainties, neither Owens & Minor nor Apria can give any assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor and Apria specifically disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, Apria will file with the SEC and furnish to Apria’s stockholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed transaction or incorporated by reference in the proxy statement because they will contain important information about the proposed transaction.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the proxy statement and Apria’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, are available free of charge through Apria’s website at www.apria.com. as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of Apria may be deemed “participants” in the solicitation of proxies from stockholders of Apria in favor of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Apria in connection with the proposed transaction will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about Apria’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Current Report on Form 8-K filed with the SEC on May 6, 2021.

About Owens & Minor

Owens & Minor, Inc. (NYSE: OMI) is a global healthcare solutions company that incorporates product manufacturing, distribution support and innovative technology services to deliver significant and sustained value across the breadth of the industry – from acute care to patients in their home. Aligned to its Mission of Empowering Our Customers to Advance HealthcareTM, more than 15,000 global teammates serve over 4,000 healthcare industry customers. A vertically-integrated, predominantly Americas-based footprint enables Owens & Minor to reliably supply its self-manufactured surgical and PPE products. This seamless value chain integrates with a portfolio of products representing 1,200 branded suppliers. Operating continuously since 1882 from its headquarters in Richmond, Virginia, Owens & Minor has grown into a FORTUNE 500 company with operations located across North America, Asia, Europe and Latin America. For more information about Owens & Minor, visit owens-minor.com follow @Owens_Minor on Twitter and connect on LinkedIn at www.linkedin.com/company/owens-&-minor.

About Apria

Apria, Inc. (Nasdaq: APR) is a leading provider of integrated home healthcare equipment and related services in the United States. Apria offers a comprehensive range of products and services for in-home care and delivery across three core service lines: (1) home respiratory therapy (including home oxygen and non-invasive ventilation (“NIV”) services); (2) obstructive sleep apnea (“OSA”) treatment (including continuous positive airway pressure (“CPAP”) and bi-level positive airway pressure devices, and patient support services); and (3) negative pressure wound therapy (“NPWT”). Additionally, Apria supplies a wide range of home medical equipment and other products and services to help improve the quality of life for patients with home care needs. Apria’s revenues are generated through fee-for-service and capitation arrangements with third-party healthcare payors, including government and commercial payors (“Payors”) for equipment, supplies, services and other items we rent or sell to patients. Through its offerings, Apria also provides patients with a variety of clinical and administrative support services and related products and supplies, most of which are prescribed by a physician as part of a care plan. Apria is focused on being the industry’s highest-quality provider of home healthcare equipment and related services, while maintaining its commitment to being a low-cost operator. Apria serves over 2 million patients annually and offers a compelling value proposition to patients, providers and Payors by allowing patients to receive necessary care and services in the comfort of their own home, while, at the same time, reducing the costs of treatment. Learn more at www.apria.com.

Investor Contact for Owens & Minor:

Jonathan Leon, SVP, Corporate Treasurer

Investor.Relations@owens-minor.com

Media Contact for Owens & Minor:

Heather Sabharwal, Sr. Manager, Media Relations

media@owens-minor.com

Investor Contact for Apria:

Kevin.Ellich@westwicke.com

Media Contacts for Apria:

Mark.Corbae@westwicke.com

Kyle.Evans@westwicke.com